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                                                                    EXHIBIT 23.4

         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

         We hereby consent to (i) the inclusion of our opinion letter, dated November 22, 1998, to the Board of Directors of Amerin Corporation (the "Company") as Appendix IV to the Joint Proxy Statement/Prospectus (the "Prospectus") of the Company and CMAC Investment Corporation ("CMAC") relating to the merger between the Company and CMAC and (ii) all references to DLJ and our opinion letter in the Prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                      DONALDSON, LUFKIN & JENRETTE
                                      SECURITIES CORPORATION



                                      By:   /s/ David M. Platter
                                          ------------------------------
                                           David M. Platter
                                           Managing Director


New York, New York
May 6, 1999